Exhibit (10.27)

Amendment to
The McGraw-Hill Companies, Inc. 401(k) Savings and Profit Sharing Plan Supplement

The McGraw-Hill Companies, Inc. 401(k) Savings and Profit Sharing Plan Supplement (the “MH 401(k) Supplement”), as amended and restated as of January 1, 2008, is amended as provided below.

1.    Effective May 1, 2013, the MH 401(k) Supplement is renamed the “McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement” and Article I is amended to add the following at the end thereof: “Effective as of May 1, 2013, the name of the Plan was changed to the ‘McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement.’”

2.    Effective May 1, 2013, Section 2.12 is amended by replacing “The McGraw-Hill
Companies, Inc.” with “McGraw Hill Financial, Inc.”

3.    Effective May 1, 2013, Section 2.15 is amended by replacing “The McGraw-Hill Companies, Inc. Flexible Spending Account Plan” with “the McGraw Hill Financial, Inc. Flexible Spending Account Plan”.

4.    Effective May 1, 2013, Section 2.23 is amended by replacing “The McGraw-Hill Companies, Inc. Key Executive Short-Term Incentive Deferred Compensation Plan” with “the McGraw Hill Financial, Inc. Key Executive Short-Term Incentive Deferred Compensation Plan”.

5.    Effective May 1, 2013, Section 2.28 is amended by replacing “The McGraw-Hill Companies, Inc. 401(k) Savings and Profit Sharing Plan Supplement” with “the McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement”.

6.    Effective May 1, 2013, Section 2.31 is replaced in its entirety with the following:

“Severance Plan” means the McGraw Hill Financial, Inc. Management Severance Plan; the McGraw Hill Financial, Inc. Executive Severance Plan; or the McGraw Hill Financial, Inc. Senior Executive Severance Plan; as amended from time to time, or successor programs thereto.

7.    Effective May 1, 2013, Section 2.34 is amended by replacing “The 401(k)
Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries” with “The 401(k) Savings and Profit Sharing Plan of McGraw Hill Financial, Inc. and Its Subsidiaries”.

8.    Effective for deferrals made on and after January 1, 2014, Section 5.06(a) is amended to add the following at the end thereof:

This Section 5.06 shall not apply to Severance Plan Earnings. Notwithstanding the foregoing, effective for years commencing on and after January 1, 2014, the Plan Administrator may permit, in its discretion, a Participant’s election to apply to such amounts expected to be earned as base salary or wages in the year after the election (such discretion to be evidenced in election forms or other written communications provided to the applicable Participant).

9.    Effective for deferrals made on and after January 1, 2014, Section 5.06(b) is amended to read as follows:

(b) A deferral election made pursuant to Section 5.06(a) must be made in the form and manner prescribed by the Plan Administrator in its sole discretion during the deferral election period adopted by the Plan Administrator in its sole discretion, provided, however, that, except as provided in the last sentence of Section 5.06(a) or in Section
5.06(f), in no event will the last day of any deferral election period extend beyond December 31st of the year that is two years prior to the year within which the Earnings subject to the deferral election are paid. By way of example, except as provided in the last sentence of Section 5.06(a) or in Section 5.06(f), the deferral election period for Earnings that will be paid in 2014 must end on or prior to December 31, 2012. In the case of a deferral election made under the last sentence of Section 5.06(a), in no event will the last day of any deferral election period extend beyond December 31st of the year prior to the year within which the base salary or wages subject to the deferral election is paid.
10.    Effective January 1, 2014, a new Section 5.06(f) shall be added as follows:
Notwithstanding anything to contrary herein, effective January 1, 2014, the Plan
Administrator may permit, in its discretion (such discretion to be evidenced in election forms or other written communications provided to the applicable Participant), a Participant who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treasury Regulation Section 1.409A-
2(a)(7)(ii), to elect to defer up to 6% of his or her Earnings in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) paid for services performed after such election, provided that such Participant (1) submits a deferral election to the Plan Administrator within 30 days after the Participant becomes eligible to participate in the Plan, and (2) has not been eligible to participate in this Plan or in any other plan that would be aggregated with the participant deferral portion of this Plan under Treasury Regulation Section 1.409A-1(c) at any time during the 24-month period ending on the date he or she became eligible to participate in the Plan.

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Except as set forth herein, the MH 401(k) Supplement remains in full force and effect.